                                                             Exhibit 99.1.A.5(d)
                                                             3E-5ACC-02

                       ACCELERATION OF DEATH BENEFIT RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made a part of the Rider.

IMPORTANT: THE BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE OR MAY AFFECT ELIGIBILITY FOR BENEFITS UNDER STATE OR FEDERAL LAW. YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE EFFECT ON YOU.

DEFINITIONS             "Eligible Proceeds" are the Policy Proceeds as defined
                        in your Policy: less any Face Amount provided by a Supplemental Coverage Term Rider; and plus any amount of benefit provided by a rider that we consent to apply to an Accelerated Death Benefit.

                        "Accelerated Death Benefit" is the amount we will pay under this Rider if we receive proof that the Insured is terminally ill.

                        We will compute the Accelerated Death Benefit based on the following:

                        1. The amount of Eligible Proceeds you choose to accelerate. (See Amount of Accelerated Death Benefit);

                        2.  Reduced life expectancy;

                        3.  A processing charge not to exceed $150; and

                        4.  An Interest Rate no greater than the greater of:

                            a.  The current yield on 90 day treasury bills; and

                            b. The current maximum statutory adjustable policy loan interest rate.

                        This method of computation has been filed with the insurance supervisory official of the state that governs your Policy. We may change the assumptions we use from time to time.

                        "Terminally ill" means having a life expectancy of 12 months or less.

AMOUNT OF               You may choose to apply all or part of the Eligible
ACCELERATED             Proceeds to your Accelerated Death Benefit
DEATH BENEFIT           subject to the following conditions:

                        1.  You must apply at least $20,000.

                        2.  You cannot apply more than the greater of:

                            a.  $250,000; and

                            b. 10% of the Eligible Proceeds under this and all other similar riders issued by us and our affiliates.

                        3. The Face Amount of your Policy after payment of a partial Accelerated Death Benefit must be at least $50,000.

CONDITIONS              Your right to the Accelerated Death Benefit under this
                        Rider is subject to the following:

                        1. You must provide proof satisfactory to us, including a statement signed by a physician, that the Insured is terminally ill. The physician may not be you, the Insured, or a member of the Insured's family. We have the right to have the Insured examined at our expense by a physician we choose.

                        2. You must make a written request for payment in a form acceptable to us.

                        3. Any irrevocable beneficiary must give written consent for payment in a form acceptable to us.

                        4. Any assignee must give written consent for payment in a form acceptable to us.

                        5.  We may require the Policy for endorsement.

                        6. You may request only one Accelerated Death Benefit under this Rider.

                        7. Insurance subject to incontestability and suicide provisions will not be included in the Eligible Proceeds.

                        8.  Your Policy is not eligible for this benefit if:

                            a. You are required by law to use this Rider to meet the claims of creditors, whether in bankruptcy or otherwise; or

                            b. You are required by a government agency to use this Rider to apply for, obtain, or keep a government benefit or entitlement.

PAYMENT OF              Unless otherwise requested, we may pay the Accelerated
ACCELERATED             Death Benefit in one sum or by placing the amount in an
DEATH BENEFIT           account that earns interest. You will have immediate
                        access to all or any part of the account.

EFFECT OF               All policy values and the Death Benefit on the remaining
BENEFIT                 Policy, if any, will be reduced in the same proportion
ACCELERATION ON         as the amount of Eligible Proceeds was applied to the
POLICY AND              Accelerated Death Benefit. Upon acceleration, future
RIDERS                  premiums and policy charges will be based on the reduced
                        Death Benefit of the Policy.

                        If you apply all of the Eligible Proceeds to your Accelerated Death Benefit, all policy benefits based on the Insured's life, except for any benefit for accidental death, will end. Any accidental death benefit rider on the life of the Insured will continue in force for 12 months from the date of any payment under this Rider. Any riders that provide a benefit on the life of someone other than the Insured will stay in effect pursuant to their terms as if the Insured had died. No further cost for those riders will be payable.

INCONTESTABILITY        This Rider will not be contestable after it has been in
                        force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE                 This Rider does not apply if the Insured's terminal
EXCLUSION               illness is the result of an attempt to commit suicide,
                        while sane or insane, within two years from the Issue
                        Date of the Rider.

TERMINATION             This Rider will terminate at the earliest of:

                        1.  When an Accelerated Death Benefit is paid;

                        2. The date on which the Policy would be disqualified as a life insurance contract because this Rider is attached, under the Internal Revenue Code as interpreted by the Internal Revenue Service;

                        3. When the Policy to which this Rider is attached terminates; and

                        4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


------------------
  Issue Date




    VP, GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY



                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

                          ADJUSTABLE BENEFIT TERM RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT             The Face Amount of this Rider is shown on the Policy
                        Specifications page.

LIFE INSURANCE          This Rider provides non-convertible term life insurance
BENEFIT                 on the Insured shown on the Policy Specifications page.
                        We will pay the Death Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                        The Death Benefit and Net Amount at Risk provisions in the Policy are modified so that where it states "Face Amount" it includes this Rider's Face Amount.

ADJUSTABLE              While this Rider is in force an adjustment in the Face
BENEFIT TERM            Amount of this Rider may be requested. Except with our
DATES                   consent, such request may be made once each Policy year.
                        The adjustment will be effective on the monthly anniversary on or after our receipt of the request.

ADJUSTABLE              The Face Amount of this Rider may be increased subject
BENEFIT TERM            to the following conditions:
AMOUNT
                        1.  Written request, subject to our approval, to
                            increase the Face Amount of this Rider;

                        2. Proof that the Insured is insurable based on our underwriting rules for this Rider; and

                        3. An increase of at least $1,000, except with our consent.

                        The Face Amount of this Rider may be decreased, subject to our approval, upon our receipt of a written request.

                        IF YOU REQUEST A CHANGE IN DEATH BENEFIT OPTION, THIS RIDER'S FACE AMOUNT MAY BE DECREASED. (SEE THE CHANGE IN DEATH BENEFIT OPTION PROVISION IN YOUR POLICY.)

                        If you request a partial withdrawal, this Rider's Face Amount may be decreased. (See the Partial Withdrawal provision in your Policy.)

MONTHLY COST            The Monthly Cost of Insurance for this Rider for the
OF INSURANCE            following month is charged as part of the Monthly
                        Deduction and is included in the Total Monthly Cost of Insurance. The Monthly Cost of Insurance is calculated as described in the Policy. (See the Monthly Deduction and the Monthly Cost of Insurance provisions in the Policy.).

MONTHLY COST            The Monthly Cost of Insurance Rate for this benefit is
OF INSURANCE            based on the Insured's Attained Age, Risk Classification
RATES                   and sex. Monthly Cost of Insurance Rates will be
                        determined by us based on expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly Cost of Insurance Rates for the Adjustable Benefit Term Rider.

TERMINATION             This Rider will terminate on the first of the following
                        events to occur:

                        1.  The lapse of the Policy;

                        2.  The surrender of the Policy;

                        3.  The Insured's date of death; and

                        4.  Attained Age 100 of the Insured.

The Issue Date and effective date of this Rider and the Policy are the same.





    VP, GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY



                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

                TABLE OF MAXIMUM MONTHLY COST OF INSURANCE RATES
                                   PER $1,000

INSURED:                       [JOHN DOE]
COVERAGE:                      [ADJUSTABLE BENEFIT TERM RIDER]
POLICY NUMBER:                 [16,000,001]

ATTAINED                  ATTAINED                    ATTAINED      RATE
   AGE         RATE         AGE           RATE          AGE
   35         0.2192         71          4.9242
   36         0.2342         72          5.3608
   37         0.2533         73          5.8525
   38         0.2750         74          6.3883
   39         0.3000         75          6.9808
   40         0.3283         76          7.5917
   41         0.3617         77          8.2100
   42         0.3958         78          8.8258
   43         0.4350         79          9.4575
   44         0.4758         80         10.1325
   45         0.5225         81         10.8675
   46         0.5692         82         11.6833
   47         0.6200         83         12.5858
   48         0.6733         84         13.5408
   49         0.7333         85         14.5167
   50         0.7967         86         15.4817
   51         0.8700         87         16.4217
   52         0.9517         88         17.4475
   53         1.0450         89         18.4600
   54         1.1500         90         19.4742
   55         1.2617         91         20.5100
   56         1.3825         92         21.6108
   57         1.5075         93         23.0250
   58         1.6408         94         24.8458
   59         1.7792         95         27.4967
   60         1.9325         96         32.0458
   61         2.1050         97         40.0167
   62         2.2992         98         54.8317
   63         2.5192         99         83.3333
   64         2.7617
   65         3.0242
   66         3.2975
   67         3.5842
   68         3.8792
   69         4.1933
   70         4.5400

THESE RATES ARE FOR THE ADJUSTABLE BENEFIT TERM RIDER AS OF THE ISSUE DATE. THEY ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY MORTALITY TABLE FOR A [MALE, SMOKER].

                      ANNIVERSARY PARTIAL WITHDRAWAL RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.

Prior to the Insured's Attained Age 95, this Rider replaces the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions with the following:

         You can make a partial withdrawal of the Policy's Cash Surrender Value on any policy anniversary date prior to the Insured's Attained Age 95. We must receive your written request for an Anniversary Partial Withdrawal at our Home Office or any other office designated by us on or before the policy anniversary on which the withdrawal is to be effective. The amount of the partial withdrawal may not exceed the greater of:

         1. The increase in Cash Surrender Value since the preceding policy anniversary; and

         2. The Cash Surrender Value at the beginning of that policy year multiplied by the Anniversary Partial Withdrawal Percentage Limit shown on the Policy Specifications page.

A partial withdrawal will not be processed if the amount requested is greater than the Cash Surrender Value on the date of the partial withdrawal.

The minimum amount for a partial withdrawal request must be at least the Minimum Loan and Withdrawal Amount shown on the Policy Specifications page.

This Rider will terminate on the first of the following events to occur:

         1.   When the Insured reaches Attained Age 95;

         2. If a partial withdrawal is made that exceeds the amount determined above;

         3. If a partial withdrawal is made on a date other than a policy anniversary; and

         4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

If this Rider terminates, the Partial Withdrawals, the General Account Partial Withdrawals and the Separate Account Partial Withdrawals provisions as described in the Policy will become effective.

The Issue Date and the effective date of this Rider and the Policy are the same.




    VP, GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY

                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

                        CHILDREN'S LIFE INSURANCE RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT             The Face Amount for this Rider on each Insured Child at
                        and after age 6 months is the Face Amount shown for the Rider on the Policy Specifications page, or half of that amount before age 6 months. If the Rider is added after issue, the Policy Specifications page for Policy Change shows the Face Amount for the Rider.

LIFE INSURANCE          We will pay the Face Amount to the Beneficiary under
BENEFIT                 this Rider upon the death of the Insured Child while
                        this Rider is in force. We must receive proof that the death occurred before the Expiry Date of insurance on such Insured Child.

DEFINITION OF           The Insured, as shown on the Policy Specifications page,
INSURED                 is the person whose life is covered under the Policy to
                        which this Rider is attached.

DEFINITION OF           Any child, stepchild or legally adopted child of the
INSURED CHILD           Insured is an Insured Child if named in the application
                        for this Rider. Any child of the Insured born after the date of the application for this Rider will become an Insured Child at age 15 days. Any child who is legally adopted by the Insured after the date of the application for this Rider but before the child's 18th birthday will become an Insured Child at age 15 days or on the date of adoption, if later. Each Insured Child will cease to be an Insured Child on the first to occur of:

                        1.  His or her 25th birthday;

                        2.  The Expiry Date of this Rider;

                        3. A conversion of the insurance provided by the Rider on that Insured Child; and

                        4.  The death of the Insured Child.

OWNER Unless otherwise provided, during the lifetime of the Insured, the Owner of the Policy will be the Owner of this Rider. Upon the death of the Insured, all such rights with respect to insurance then in force under this Rider on the life of an Insured Child, will, unless otherwise provided, vest in such Insured Child.

THE BENEFICIARY         The Beneficiary of any benefit payable as a result of
                        the death of any Insured Child will be: the Insured, if living; if not then the estate of the person upon whose death payment is to be made; unless: otherwise provided in the application; or changed by you.

                        You may change the beneficiary designation of the insurance on the life of any person insured under this Rider. This change must be done during the lifetime of such person. To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office or any other office designated by us. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change. The beneficiary designation and any changes made will be subject to any assignment of the Policy.

MONTHLY COST            The Monthly Cost of Rider for the following month is
OF RIDER                charged as part of the Monthly Deduction. The Monthly
                        Cost of Rider for the Children's Life Insurance Rider is:

                        1. The Face Amount shown for the Rider on the Policy Specifications page or Policy Specifications page for Policy Change divided by $1,000; times

                        2. The Monthly Cost of Rider Rate - Children's Life Insurance Rider shown on the Policy Specifications page or on the Policy Specifications page for Policy Change

EXTRA AMOUNT            We will provide an extra amount of insurance on an
OF INSURANCE            Insured Child for 90 days at no extra charge when:

                        1.  That Insured Child marries;

                        2.  A child is born to that Insured Child; and

                        3.  A child is legally adopted by that Insured Child.

                        The extra amount of insurance will be four times the Face Amount under this Rider. On receipt of proof that that Insured Child died within 90 days after the marriage, birth or adoption, we will pay the extra amount to the estate of that Insured Child. The extra insurance will expire at the end of 90 days after the marriage, birth or adoption. In no event will the amount of extra insurance on an Insured Child be more than four times the Face Amount if any 90-day periods overlap. Any extra amount of insurance provided under this provision is not convertible under the Conversion Rights provision.

PAID-UP TERM            EXCEPT AS PROVIDED UNDER THE SUICIDE EXCLUSION PROVISION
BENEFIT                 OF THIS RIDER, IF THE INSURED'S DEATH OCCURS WHILE THIS
                        RIDER IS IN FORCE, THIS RIDER WILL BE CONTINUED AS IF
                        THE INSURED HAD NOT DIED AT NO EXTRA COST. THIS FULLY
                        PAID-UP BENEFIT WILL BE SUBJECT TO THE TERMS OF THIS
                        RIDER. WE MUST RECEIVE PROOF OF DEATH OF THE INSURED.

                        Any child who would have become an Insured Child if the Insured's death had not occurred will become an insured child in accordance with the provisions of this Rider.

CONVERSION              THE OWNER MAY CONVERT THE TERM INSURANCE IN FORCE UNDER
RIGHTS                  THIS RIDER ON EACH INSURED CHILD FOR A NEW POLICY ON
                        THAT INSURED CHILD'S DATE OF CONVERSION. THE DATE OF
                        CONVERSION IS THE 25TH BIRTHDAY OF THAT INSURED CHILD
                        OR, IF EARLIER, THE EXPIRY DATE OF THIS RIDER. AN
                        INSURED CHILD'S DATE OF CONVERSION CAN BE ADVANCED TO
                        THE DATE ANY EXTRA AMOUNT OF INSURANCE ON THAT INSURED
                        CHILD EXPIRES UNDER THIS RIDER. THE NEW POLICY WILL BE
                        ISSUED:

                        1.  On the life of the Insured Child;

                        2.  Without proof of insurability;

                        3. With a Face Amount not more than 5 times the Face Amount of this Rider on the Insured Child;

                        4. Based on a standard nonsmoker risk classification or the risk classification the issuing company determines is closest to it if that classification is not available on the new policy;

                        5.  With a current Policy Date;

                        6.  By us or by an affiliate designated by us;

                        7.  On a plan agreed to by the issuing company;

                        8. At the then current age of the Insured Child as calculated by the issuing company for that plan of insurance;

                        9. Subject to payment of the first premium for the new policy;

                        10. On a policy form and at rates in use by the issuing
                            company on the Policy Date of the new policy; and

                        11. Subject to any assignments and limitations to which
                            this Rider is subject.

                        THE CONVERSION MAY BE MADE ONLY WITH OUR CONSENT IF THE AMOUNT OF INSURANCE TO BE CONVERTED IS LESS THAN THE ISSUING COMPANY'S PUBLISHED MINIMUM LIMITS OF ISSUE.

REINSTATEMENT           If this Rider lapses, you may reinstate it within three
                        years after the date of lapse. The Rider cannot be reinstated, except with our consent, if more than three years have passed since the date of lapse. To reinstate, you must submit the following items:

                        1.  A written application for reinstatement;

                        2. Proof satisfactory to us that each Insured Child is insurable by our standards; and

                        3. Payment, while each Insured Child is living, of a premium large enough to keep the Rider in force for at least three months.

                        Upon Reinstatement, we will deduct any Monthly Cost of Rider due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for Reinstatement. If the Insured is not alive, such approval is void and of no effect.

                        The reinstated rider will be in force from the date we approve the Reinstatement application.

LIMITATIONS ON          This Rider can be reinstated only if the Policy is also
REINSTATEMENT           reinstated or is in force. If only a portion of the
                        Policy coverage is reinstated then only a portion of the Rider coverage may also be reinstated.

INCONTESTABILITY        This Rider will not be contestable after it has been in
                        force during the life of the Insured for two years from the Issue Date of the Rider.

SUICIDE                 If the Insured dies by suicide, while sane or insane,
EXCLUSION               within two years from the Issue Date of this Rider:

                        1. The Rider will not become paid-up under the Paid-up Benefit provision;

                        2.  The Rider will terminate; and

                        3. The Cost of Rider paid for the Rider will be included in the Policy Proceeds.

INCORRECT AGE           The date that coverage under this Rider ceases, expires
                        or terminates will be based on the correct age of each person insured.

EXPIRATION              The Expiry Date of this Rider is the policy anniversary
OF INSURANCE            nearest the 65th birthday of the Insured. If this Rider
                        has not already expired or been
                        cancelled, then insurance on each Insured Child will cease on the 25th birthday of such child.

TERMINATION             This Rider will terminate upon the earliest of:

                        1.  The lapse of the Policy;

                        2.  The surrender of the Policy;

                        3.  The Expiry Date for the Rider; and

                        4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of the Owner's written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and Policy are the same unless another Issue Date is shown below. The insurance provided by this Rider will be in force from the Issue Date of the Rider.


----------------
   Issue Date





    VP, GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY

                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

                  CONVERTIBLE SUPPLEMENTAL COVERAGE TERM RIDER

                  ISSUED BY GENERAL AMERICAN INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

FACE AMOUNT             The Face Amount of this Rider is shown on the
                        Policy Specifications page.

LIFE                    This Rider provides convertible term life insurance on
INSURANCE               the life of the Insured shown on the Policy
BENEFIT                 Specifications page. We will pay the Face Amount of this
                        Rider to the Beneficiary as part of the Policy Proceeds if the Insured dies while this Rider is in force.

MONTHLY COST            The Monthly Cost of Rider for the following month is
OF RIDER                charged as part of the Monthly Deduction. The Monthly
                        Cost of Rider is the Monthly Cost of Rider Rate for this Rider times the Face Amount of this Rider divided by 1,000.

MONTHLY COST            The Monthly Cost of Rider Rate for this benefit is based
OF RIDER                on the Insured's Attained Age, Risk Classification and
RATES                   sex. Monthly Cost of Rider Rates will be determined by
                        us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly Cost of Rider Rates for the Convertible Supplemental Coverage Term Rider.

DECREASES IN            After the first policy year, the Face Amount of this
RIDER FACE              Rider may be decreased by sending us a written request.
AMOUNT

                        Any requested decrease in the Rider's Face Amount will be subject to the following conditions:

                        1. The decrease will become effective on the monthly anniversary on or following our receipt of the request at our Home Office or any other office designated by us;

                        2. The Face Amount after the decrease may not be less than $10,000; and

                        3. Any decrease must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

CONVERSION              After the first policy year, the Owner can, before the
RIGHTS                  policy  anniversary on which the Insured is Attained Age
                        80, convert any portion of the insurance then in force under this Rider to: a new policy; or an increase in Face Amount for the Policy:

                        1. If the Attained Age of the Insured meets the issuing company's issue age requirements on the date of the conversion; and

                        2. If the issuing company's underwriting class requirements on the date of the conversion can be met.

CONVERSION              If the conversion is to a new policy, the new policy
TO A NEW                will be issued:
POLICY
                        1.  With the same Insured as this Rider;

                        2.  Without proof of insurability;

                        3. With a Face Amount equal to the amount of term insurance being converted;

                        4. With the same underwriting class as this Rider, or the class we determine is closest to it if the class of this Rider is not offered on the new policy;

                        5.  With a current Policy Date;

                        6.  By us or by an affiliate designated by us;

                        7.  On a plan agreed to by the issuing company;

                        8. At the then current age of the Insured as calculated by the issuing company for that plan of insurance;

                        9. Subject to payment of the first premium for the new policy less any conversion credit;

                        10. Subject to any assignments and limitations to which
                            this Rider is subject; and

                        11. On a policy form and at rates in use by the issuing
                            company on the Policy Date of the new policy.

                        The conversion may be made only with our consent if:

                        1. The amount of term insurance you want to convert is less than the issuing company's published minimum limits of issue; or

                        2.  Any rider is to be attached to the new policy.

                        The Contestable and Suicide periods of the new policy will be measured from the Issue Date of this Rider.

CONVERSION              If the conversion is to an increase in Face Amount, any
TO AN                   increase in Face Amount is subject to:
INCREASE IN
FACE AMOUNT             1.  New insurance for the amount of the increase on the
                            same plan at the Attained Age of the Insured on the date of the conversion being allowed under the underwriting rules of the issuing company;

                        2. The amount of the increase being at least the Minimum Face Amount Increase shown on the Policy Specifications page, except with our consent; and

                        3.  A Monthly Deduction for that increase.

                        An increase will be effective on the date shown in the Policy Specifications page for Policy Change.

                        The Contestable and Suicide periods of the increase in Face Amount will be measured from the Issue Date of this Rider.

TERMINATION             This Rider will terminate upon the earliest of:

                        1.  The lapse of the Policy;

                        2.  The surrender of the Policy;

                        3.  The Insured's date of death;

                        4. A conversion of the entire Face Amount of the Rider to new insurance;

                        5.  Attained Age 100 of the Insured; and

                        6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same.





    VP, GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY




                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

                     EXCHANGE TO TERM INSURANCE ENDORSEMENT

As of the Issue Date, this Endorsement is a part of the Policy and is subject to all applicable terms and provisions except as modified herein.

EXCHANGE OF             You can exchange this Policy for a policy which provides
POLICY FOR              fixed benefit term insurance:
TERM INSURANCE
                        1.  If the Policy has not lapsed;

                        2. If the Policy is in force under a corporate plan of deferred compensation;

                        3. If the purchase of insurance under the plan was not at the option of the Insured; and

                        4. If the exchange is made within three years of the Policy Date of the Policy.

                        The new policy:

                        1. Will be issued by us or by an affiliate designated by us;

                        2.  Will have the same Insured as this Policy;

                        3. Will have a Face Amount equal to the amount of coverage being exchanged; and

                        4.  Will be on a plan agreed to by the issuing company.

                        The new policy will have the same Issue Age and Policy Date as this Policy.

                        This Policy will terminate after an exchange. The exchange will be subject to: an application to exchange the Policy; and proof that the Insured is then insurable. An exchange credit will be paid to you. The credit will be quoted by us on request.

                        A detailed statement of the method of computing the exchange credit has been filed, where required, with the Insurance Department of the state in which the Policy is delivered.

                        If you surrender this Policy for its Cash Surrender Value at a time when this Exchange of Policy for Term Insurance would have been available, we will automatically pay an amount equal to the exchange credit in lieu of the Cash Surrender Value if we determine that the exchange credit would be greater.



    VP, GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY




                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

                 GUARANTEED SURVIVOR PLUS PURCHASE OPTION RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

IF THIS RIDER IS ADDED AFTER THE POLICY IS ISSUED, THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.


OPTION TO               The Owner may purchase an Option Policy on the
PURCHASE                Designated Life during an Option Period that begins
INSURANCE               during the lifetime of the Insured. The Beneficiary of
                        the Policy may purchase an Option Policy on the Designated Life during the Option Period that begins on the date of death of the Insured. The Owner or Beneficiary may transfer to any person or entity its right to buy the Option Policy on the Designated Life.
                        However, we must receive written notice, in a form satisfactory to us, at our Home Office or any other office designated by us before such transfer will take effect.

                        No evidence of insurability will be required for this Option Policy. The Face Amount of this Option Policy will not be more than the Current Option Amount.

                        This Option Policy will be subject to the following:

                        1. Our receipt of the initial payment during the Option Period;

                        2. Our receipt of the written application for the Option Policy in our Home Office or any other office designated by us during the Option Period. The Designated Life must consent to the insurance by signing the application for the Option Policy;

                        3. This Rider must be in force at the beginning of the Option Period;

                        4. The Designated Life must be living at the end of the Option Period;

                        5. The person who exercises the option will be the owner of the Option Policy; and

                        6. The coverage of the Option Policy will start on the day after the end of the Option Period.

DESIGNATED              The Designated Life is named in the application for this
LIFE                    Rider.  The Designated Life may not be changed.

OPTION The Option Periods for this Rider are elected at the time of

PERIODS application. An Option Period that starts on the date of death of the Insured will always be provided. Unless the Owner elects otherwise, Option Periods will also start on the tenth anniversary of the Rider and on the Rider anniversary nearest the Designated Life's 65th birthday.

                        The Option Period ends on the earlier of the following dates:

                        1. 270 days after the Option Period begins if the Option Period begins on the date of the death of the Insured; otherwise 30 days after the Option Period begins.

                        2. The date when the current option or any portion of it is exercised. We must be notified of this date.

TOTAL OPTION            The Total Option Amount is the amount shown on the
AMOUNT                  Policy  Specifications page or on the Policy
                        Specifications page for Policy Change.

CURRENT                 The Current Option Amount is the Total Option Amount
OPTION                  divided by the number of Option Periods elected in the
AMOUNT                  application for this Rider. However, in the case of an
                        Option Period that begins on the date of death of the Insured, the Current Option Amount is the Total Option
                        Amount reduced by the Face Amount of any option policies previously purchased.

MONTHLY                 The Monthly Expense Charge for this Rider is deducted
EXPENSE                 from the Policy's Cash Value on the monthly anniversary.
CHARGE                  The Monthly Expense Charge is the Total Option Amount
                        for this Rider, divided by 1,000 and multiplied by the Monthly Expense Charge Rate shown on the Policy
                        Specifications page or on the Policy Specifications page for Policy Change.

TEMPORARY               We will pay the Current Option Amount as temporary
INSURANCE               insurance to the Beneficiary if the death of the
                        Designated Life occurs during the Option Period.
                        However, if both the Insured and the Designated Life die and it is not possible to determine the sequence of deaths, then we will provide such temporary Insurance for one-half of the Current Option Amount available at the date of death of the Insured. If payable, the benefit will become part of the Policy Proceeds.

FEATURES OF             At the request of the person authorized to purchase the
OPTION POLICY           Option Policy, the Option Policy may be any permanent
                        individual life plan approved by us, or by an affiliate designated by us, on the policy date of the Option
                        Policy, or a level premium, level Death Benefit whole life plan offered by us, or by an affiliate designated by us, on the issue date of this Rider. The Option
                        Policy will be subject to any rules in effect on the issue date of the Option Policy as to the minimum amount and age at issue. The issue date and the policy date of the Option Policy will be the same.

                        1. If the Option Policy is a permanent individual life plan currently offered by us or by an affiliate designated by us, it will be subject to the rules in effect at the time the option is exercised. The premiums or charges for the policy will be based on the following:

                            a. The current age and sex of the Designated Life as calculated by the issuing company for that plan of insurance;

                            b. The Risk Classification of the Designated Life as of the Issue Date of this Rider as shown on the Policy Specifications page or on the Policy Specifications page for Policy Change or the closest risk classification available; and

                            c. The rates in use as of the issue date of the Option Policy.

                        2. If the Option Policy is a level premium, level Death Benefit whole life plan offered by us or an affiliate designated by us, on the issue date of this rider the following conditions apply:

                            a. The premium rate for the policy will be based on the following:

                                1. The issue age of the Designated Life on the Issue Date of this Rider;

                                2. The Risk Classification of the Designated Life as of the Issue Date of this Rider as shown on the Policy Specifications page or on the Policy Specifications page for Policy Change or the closest risk classification available; and

                                3. The rates in use by the issuing company on the issue date of the Option Policy.

                            b. The Initial Payment for the Option Policy will be:

                                1. The interpolated Cash Value of the Option Policy as of the end of this Option Period; plus

                                2. A pro rata premium for the Option Policy, if any, for the period from the end of the Option Period to the next anniversary of the Option Policy.

                                All references to Cash Value refer to the guaranteed Cash Value of the Option Policy.

                            c. The first regular premium payable under the Option Policy, if any, is due on the first policy anniversary following the end of the Option Period.

                            d. No dividends will have been earned by the Option Policy prior to the date of coverage of the Option Policy.

                        3.  The Face Amount of the Option Policy:

                            a. Will not be less than the minimum required amount for the plan requested; and

                            b.  Will not exceed the Current Option Amount.

                        4. Riders for extra benefits may be added to the Option Policy with our consent. We may require satisfactory proof that the Designated Life is insurable for the riders at the time this option is exercised.

REINSTATEMENT           If this Rider lapses, you may reinstate it within
                        three years after the date of lapse. The Rider cannot be reinstated, except with our consent, if more than three years have passed since the date of lapse. To reinstate, you must submit the following items:

                        1.  A written application for Reinstatement;

                        2. Proof satisfactory to us that the Designated Life is insurable by our standards; and

                        3. Payment, while the Designated Life is living, of a premium large enough to keep the Rider in force for at least three months.

                        Upon Reinstatement, we will deduct any Monthly Expense Charges due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for Reinstatement. If the Insured is not alive, such approval is void and of no effect.

                        The reinstated rider will be in force from the date we approve the Reinstatement application.

LIMITATIONS ON          This Rider can be reinstated only if the Policy is also
REINSTATEMENT           reinstated or is in force. If only a portion of the
                        Policy coverage is reinstated then only a portion of the Rider coverage may also be reinstated.

INCONTESTABILITY        This Rider will not be contestable after it has been in
                        force during the lifetime of the Designated Life for two years from the Issue Date of this Rider.

SUICIDE                 If the Designated Life dies by suicide, while sane or
EXCLUSION               insane, during the Option Period and within two years
                        from the Issue Date of this Rider:

                        1. The Face Amount of any Option Policy will not be paid;

                        2.  This Rider will terminate; and

                        3. The Monthly Expense Charges paid for this Rider will be paid in one sum to the Beneficiary of this Rider if the Option Period began on the date of death of the Insured otherwise to the Owner.


MISSTATEMENT            If the Face Amount of the Policy to which this Rider is
OF AGE AND/OR           attached is decreased due to the misstatement of age
SEX OF THE              and/or sex of the Insured, then the Option Amount stated
INSURED                 on the Policy Specifications page or on the Policy
                        Specifications page for Policy Change will also be decreased. The decreased Option Amount will bear the same ratio to the adjusted Face Amount of the Policy as the original Option Amount bore to the original Face
                        Amount.

MISSTATEMENT            If the age and/or sex of the Designated Life and/or the
OF AGE AND/OR           Insured has been misstated on the application, we will
SEX OF THE              adjust the Total Option Amount to be the Total Option
DESIGNATED              Amount that would have been provided had this
LIFE AND/OR THE         information been correctly stated.
INSURED

TERMINATION             The right to buy insurance will not extend beyond an
                        Option Period. This Rider will terminate on the first of the following events to occur:

                        1. The date the Policy terminates for reasons other than the death of the Insured;

                        2.  The date of death of the Designated Life;

                        3. The date the Option Period that begins on the date of death of the Insured ends; and

                        4. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy and this Rider for endorsement;

                        When this Rider terminates:

                        1.  All rights under this Rider will cease;

                        2. No further Monthly Expense Charges will be due for this Rider; and

                        3. The Policy will be considered as separate and complete without this Rider.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


------------------
  Issue Date




   V.P., GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY

                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

               OPTIONS TO PURCHASE ADDITIONAL LIFE INSURANCE RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

PURCHASE OF             Additional life insurance can be purchased on each
ADDITIONAL              Purchase Option Date shown on the Options to Purchase
LIFE                    Additional Life Insurance Rider Schedule. The additional
INSURANCE               insurance can be: an increase in Face Amount for the
                        Policy; or a new policy. (See the Increase in Face
                        Amount and The New Policy provisions below.) Application for the additional insurance must be in writing, signed by the Owner and by the Insured and received at our Home
                        Office or any other office designated by us within 60 days of the Purchase Option Date.

MAXIMUM                 The Maximum Option Amount is the maximum amount of
OPTION                  additional life insurance that can be purchased on each
AMOUNT                  Purchase Option Date subject to the Maximum Total Option
                        Amount below. The Maximum Option Amount is shown on the Options to Purchase Additional Life Insurance Rider
                        Schedule. You may purchase less than the Maximum Option
                        Amount on any Purchase Option Date. Any portion of the Maximum Option Amount not purchased within 60 days of a Purchase Option Date will be forfeited.

MAXIMUM                 The Maximum Total Option Amount is the lesser of:
TOTAL OPTION
AMOUNT                  1.  The number of Purchase Option Dates shown on the
                            Options to Purchase Additional Life Insurance Rider
                            Schedule times the Maximum Option Amount shown on the Options to Purchase Additional Life Insurance
                            Rider Schedule; and

                        2.  $1,000,000.

PURCHASE                The Purchase Option Dates are shown on the Options to
OPTION DATES            Purchase Additional Life Insurance Rider Schedule.

ADVANCEMENT OF          After the second rider year, at your election, the next
PURCHASE                available Purchase Option Date can be advanced to the
OPTION DATES            date on which any of the following events occurs:

                        1.  A child is born to the Insured;

                        2.  A child under 21 is legally adopted by the Insured;

                        3. A home or other real estate is purchased by the Insured;

                        4.  The Insured marries;

                        5.  The Insured divorces; and

                        6.  The Insured's Spouse dies.

                        Proof, satisfactory to us, of the event may be required prior to advancement.

INCREASE IN             The increase will take effect on the Purchase Option
FACE                    Date subject to the Change in Face Amount provision in
AMOUNT                  your Policy, except that proof of insurability will not
                        be required and the increase will not be subject to the Maximum Face Amount Increase Administration Charge. The underwriting class for the increase in Face Amount will be based on the Underwriting Class Basis for Purchase
                        Options shown in the Options to Purchase Additional Life
                        Insurance Rider Schedule.

                        The Contestable and Suicide periods of each increase issued under this Rider will be measured from the Issue Date of this Rider.

THE NEW                 The new policy will be issued:
POLICY
                        1.  With the same Insured as this Rider;

                        2. With the same underwriting class as the Underwriting Class Basis for Purchase Options shown in the Options to Purchase Additional Life Insurance Rider Schedule for this Rider or the class we determine is the closest to it if that class is not offered on the new policy;

                        3. Subject to any assignments and limitations to which this Rider is subject;

                        4.  By us or by an affiliate designated by us;

                        5.  On a plan agreed to by the issuing company;

                        6. At the then current age of the Insured as calculated for that plan of insurance by the issuing company;

                        7. On a policy form and at premium rates in use by the issuing company on the Policy Date of the new policy; and

                        8. With a Policy Date and Issue Date the same as the Purchase Option Date.

                        The new policy will take effect on the Purchase Option
                        Date:

                        1.  During the life of the Insured; and

                        2.  Not later than 60 days after the Purchase Option
                            Date.

                        The Contestable and Suicide periods of each new policy issued under this Rider will be measured from the Issue Date of this Rider. Riders can be attached to a new policy only with our consent.

MONTHLY                 The Monthly Cost of Rider for the following month is
COST OF RIDER           charged as part of the Monthly Deduction. The Monthly
                        Cost of Rider is the Guaranteed Monthly Cost of Rider
                        Charge shown on the Options to Purchase Additional Life
                        Insurance Rider Schedule.

TERMINATION             This Rider will terminate upon the earliest of:

                        1.  The lapse of the Policy;

                        2.  The surrender of the Policy;

                        3.  The Insured's date of death;

                        4. When the total amount of coverage issued under this Rider equals the Maximum Total Option Amount;

                        5.  60 days after the final Purchase Option Date; and

                        6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and Policy are the same.




    VP, GENERAL COUNSEL,                             PRESIDENT AND CEO
       AND SECRETARY




                 [GENERAL AMERICAN LIFE INSURANCE COMPANY LOGO]

               Rider: Option to Purchase Long-Term Care Insurance


THE COMPANY agrees that the Owner of the Policy can purchase long-term care insurance on the life of the Insured named in the attached Rider Schedule, without proof of insurability.

PURCHASE OF LONG-TERM CARE INSURANCE

A long-term care policy can be applied for within 60 days of a Purchase Option Date. Application for the long-term care policy must be in writing signed by the Owner and by the Insured and received by the company within 60 days of a Purchase Option Date.

PURCHASE OPTION DATES

The Purchase Option Dates are shown in the Rider Schedule.

THE LONG-TERM CARE POLICY

The long-term care policy will be issued:

c    With the same Insured as this Rider;

c With the same underwriting class as this Rider or the class we determine is the closest to it if the class of this Rider is not offered on the long-term care policy;

c On any individual plan of long-term care insurance issued by the Company or by an affiliate designated by the Company on the date of purchase of the long-term care policy;

c On a policy form and at premium rates in use by the company on the date of purchase of the long-term care policy;

c    Subject to any assignments and limitations to which this Rider is subject;

c At the insurance age of the Insured on the date of purchase of the long-term care policy;

c With a Daily Benefit Amount, available at the time you exercise this Option, up to the Amount shown in the Rider Schedule and with a Lifetime Benefit Amount up to the Amount shown in the Rider Schedule;

c With a minimum daily benefit amount based on the company's published minimum on the date of purchase; or the Maximum Daily Benefit Amount shown in the Rider Schedule for the Purchase Option Date, if less, except as otherwise required by law; and

c    Subject to the New Policy Features as shown in the Rider Schedule .


The long-term care policy will take effect on the effective date stated in the long-term care policy, but only if its initial premium is received by the company.

The Company reserves the right to offer an option exercise credit. If an option exercise credit is paid, it will be deducted from the initial premium for the long-term care policy.

If the long-term care policy is issued on a basis other than daily benefits, the Amounts shown in the long-term care policy will reflect the chosen benefit period.

The contestable period of the long-term care policy issued under this Rider will be measured from the Date of Issue of this Rider. Optional features or riders can be attached to the long-term care policy only with the consent of the company.

COST OF RIDER

The monthly cost of insurance charge for this Rider is guaranteed and shown in the Rider Schedule.

DATE OF ISSUE

The Date of Issue of this Rider is the shown in the Rider Schedule.

NOT CONTESTABLE AFTER TWO YEARS

This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

CONTRACT

A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached, if the Rider is listed on the specifications page. This Rider has no cash value.

TERMINATION

This Rider will terminate upon the earliest of: (a) death of the Insured; (b) surrender of the policy to which this Rider is attached; (c) 60 days after the final Purchase Option Date; (d) the effective date of the long-term care policy; and (e) the Company's recording of a written request signed by the Owner to end the Rider.

NEW ENGLAND LIFE INSURANCE COMPANY

501 Boylston Street, Boston, Massachusetts


     ABCD                         ABCD
   President                    Secretary

                                 Rider Schedule


INSURED NAME:      John Doe             POLICY NUMBER:              Specimen

DATE OF ISSUE:     March 1, 2001        RIDER CLASS:                Standard

AGE:               35                   GUARANTEED MONTHLY COST
                                        OF INSURANCE CHARGE         $4.17


INITIAL DAILY
BENEFIT AMOUNT     $110.00


NEW POLICY
FEATURES:


   WAITING PERIOD: 100 Days or if less, the minimum number of days required  by law.




                PURCHASE             MAXIMUM DAILY        MAXIMUM LIFETIME
              OPTION DATE           BENEFIT AMOUNT         BENEFIT AMOUNT
              -----------           --------------         --------------
                3/1/2006                  120.00               $131,400
                3/1/2011                  140.00                153,300
                3/1/2016                  170.00                186,150
                3/1/2021                  190.00                208,050
                3/1/2026                  220.00                240,900

                            SECONDARY GUARANTEE RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made part of the Rider.



SECONDARY               If, on a monthly anniversary day prior to the
GUARANTEE BENEFIT       Secondary Guarantee Date, shown on the Policy
                        Specifications page:

                        1.  The sum of all premiums paid on this Policy; less

                        2.  Any partial withdrawals; less

                        3. Any Cash Value paid to you to allow the Policy to continue to qualify as a life insurance contract; less

                        4.  Any outstanding Loan and Loan Interest.

                        is greater than or equal to the sum of the Secondary Guarantee Premium for each monthly anniversary since the Policy Date, this Policy will not lapse even if your Cash Surrender Value is not sufficient to cover the Monthly Deduction on a monthly anniversary day.

DEATH BENEFIT           The Death Benefit is the greater of:

                        1. The Face Amount of the Policy including any increases; and

                        2. The Death Benefit otherwise provided by the Policy including any increases.

                        Notwithstanding anything in this Policy, the Death Benefit will in no case be less than the amount necessary to cause the Policy to meet the requirements for the definition of a life insurance contract under the Internal Revenue Code of 1986 or any applicable successor.

MONTHLY COST OF         The Monthly Cost of Rider for the following month is
RIDER                   charged as part of the Monthly Deduction.  The Monthly
                        Cost of Rider is the Monthly Cost of Rider Rate shown
                        on the Policy Specifications page, divided by 1000,
                        multiplied by:

                        1. The Face Amount of any Convertible Supplemental Coverage Term Rider; plus

                        2. The Net Amount at Risk. (See the Net Amount at Risk and the Allocation of the Net Amount at Risk to Coverages provisions in the Policy.)

POLICY CHANGES          The Secondary Guarantee Premium may change if any of
                        the following events occur prior to the Secondary
                        Guarantee Date shown on the Policy Specifications page:

                        1.  A change in the Policy's Face Amount;

                        2. The addition of or an increase to a rider attached to this Policy.

                        3.  A change in Risk Classification of the Insured; or

                        4.  A change in Death Benefit Option.

                        The Secondary Guarantee Date will not change.

GUARANTEE GRACE         If on a monthly anniversary day prior to the Secondary
PERIOD                  Guarantee Date, the sum of all premiums paid on this
                        Policy, reduced by any partial withdrawals, any Cash
                        Value paid to you to allow the Policy to continue to qualify as a life insurance contract and any outstanding Loan and loan interest, is less than the sum of the Secondary Guarantee Premiums for each monthly anniversary since the Policy Date, then the Guarantee Grace Period of 62 days will be allowed for the payment of a premium sufficient to keep this Rider in force. The Secondary Guarantee Date and the Secondary Guarantee Premium are shown on the Policy
                        Specifications page.


                        Notice of the amount of premium required to be paid to keep this Rider in force will be sent at the beginning of the Guarantee Grace Period to the last known address of the Owner and of any assignee of record. If we do not receive the premium required by the end of the Guarantee Grace Period, this Rider will terminate and the guarantee provided by this Rider will no longer be in effect. If the premium requirement is not met and death occurs during the Guarantee Grace Period, there is no deduction of the Rider premium required from the Death Benefit.

MISSTATEMENT OF         If there is a misstatement of age or sex in the
AGE OR SEX              application and such determination is made prior to
                        the death of the Insured and while this Rider is in effect, then the Secondary Guarantee Premium will be that amount which corresponds to the Face Amount, as adjusted under the Policy, using the correct age and/or sex. The Secondary Guarantee Date will change based on the correct age.

SECONDARY               The date the Secondary Guarantee Rider expires.  This
GUARANTEE DATE          date is shown on the Policy Specifications page.

SECONDARY               The premium required to keep the Secondary Guarantee
GUARANTEE PREMIUM       Rider in force. This premium is shown on the Policy
                        Specifications page.

PREMIUM                 We will restrict any premium payment that would cause
LIMITATIONS             the Policy to fail the definition of life insurance as
                        defined by Section 7702 of the Internal Revenue Code of 1986 or any applicable successor. This limitation will not cause this Rider to terminate. We will not restrict payment of any premium, which is required to maintain this Rider in force because such payment will cause the Death Benefit to increase by an amount that exceeds the premium received.

REINSTATEMENT           If this Rider terminates it may not be reinstated.

TERMINATION             This Rider will terminate on the first of the
                        following events to occur:

                        1.  The death of the Insured;

                        2. The date of termination of the Policy to which this Rider is attached;

                        3. The end of the Guarantee Grace Period following our notice to you that the premium requirement was not met;

                        4. The Secondary Guarantee Date shown on the Policy Specifications page;

                        5. The date a Change of Insured, on the Policy to which this Rider is attached, is executed;

                        6. The date the Term Insurance on Covered Insured Rider is added if the definition of life insurance test chosen for the Policy is the Guideline Premium Test; and

\                        7.  The monthly anniversary on or following receipt by
                            us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

CONTINUATION            Once this Rider has terminated, the base Policy may
OF INSURANCE            continue in accordance with the provisions of the base
                        Policy but without the benefit provided by this Rider.

The Issue Date and the effective date of this Rider and the Policy are the same.




V.P., GENERAL COUNSEL,
   AND SECRETARY


                                                     PRESIDENT AND CEO



                 GENERAL AMERICAN LIFE INSURANCE COMPANY [LOGO]

                      SPLIT DOLLAR PARTIAL WITHDRAWAL ENDORSEMENT


                   ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Endorsement is a part of the Policy and is subject to all applicable terms and provisions of the Policy, except as modified herein.

This Endorsement permits an additional type of partial withdrawal for split dollar policies. The Partial Withdrawals, General Account Partial Withdrawals, and the Separate Account Partial Withdrawals provisions of the Policy apply at all times except when a Split Dollar Partial Withdrawal occurs. The Split Dollar Partial Withdrawal provision applies only if you request a Split Dollar Partial Withdrawal and you and the assignee request a release of the assignment of the Policy.


SPLIT DOLLAR            After the first policy year, upon written request to us,
PARTIAL                 you can make a Split Dollar Partial Withdrawal of Cash
WITHDRAWAL              Surrender Value subject to the conditions listed below.

                        No Split Dollar Partial Withdrawal will be processed which will result in the Face Amount, excluding riders, being decreased below the Minimum Face Amount shown on the Policy Specifications page. The minimum amount of your Split Dollar Partial Withdrawal request at any one time must be at least the Minimum Loan and Withdrawal Amount shown on the Policy Specifications page.

                        We reserve the right to change the minimum amount of the Split Dollar Partial Withdrawal. We may also assess a transaction charge for such withdrawal.

                        We reserve the right to limit the amount of the Split Dollar Partial Withdrawal to 90% of the Cash Surrender Value of your Policy.

                        At the time of your request, you must elect one of the following Withdrawal Options.

                            a)     DOLLAR FOR DOLLAR WITHDRAWAL OPTION:

                                   If the Death Benefit equals the Face Amount, then a Split Dollar Partial Withdrawal will decrease the Face Amount by an amount equal to the Maximum Face Reduction as defined below. If the Death Benefit equals a percentage of the Cash Value, then a Split Dollar Partial Withdrawal will decrease the Face Amount by any amount by which the Maximum Face Reduction exceeds the difference between the Death Benefit and the Face Amount.

                                   The Face Amount will be decreased in the following order:

                            1. The Face Amount of any Adjustable Benefit Term Rider;

                            2. The remaining initial Face Amount of the Policy, plus any change in Face Amount provided by a Change in Death Benefit Option, to the Minimum Face Amount shown on the Policy Specifications page;

                            3. The Face Amount provided by any Supplemental Coverage Term Rider; and

                            4. Any increases in the same order in which they were issued.

                                   The MAXIMUM FACE REDUCTION under this option is the amount of the Split Dollar Partial Withdrawal plus the applicable Surrender Charge.

                            b)     SPLIT DOLLAR ROLLOUT WITHDRAWAL OPTION:

                                   If the Death Benefit equals the Face Amount, then a Split Dollar Partial Withdrawal will decrease the Face Amount by an amount equal to the Maximum Face Reduction as defined below. If the Death Benefit equals a percentage of the Cash Value, then a Split Dollar Partial Withdrawal will decrease the Face Amount by any amount by which the Maximum Face Reduction exceeds the difference between the Death Benefit and the Face Amount.

                                   The Face Amount will be decreased in the following order:

                            1. The Face Amount of any Adjustable Benefit Term Rider;

                            2. The remaining initial Face Amount of the Policy, plus any change in Face Amount provided by a Change in Death Benefit Option, to the Minimum Face Amount shown on the Policy Specifications page;

                            3. The Face Amount provided by any Supplemental Coverage Term Rider; and

                            4. Any increases in the same order in which they were issued.

                            The MAXIMUM FACE REDUCTION under this option is the lesser of:

                            1. The amount of the Split Dollar Partial Withdrawal plus the applicable Surrender Charge; and

                            2.     That amount which would result in a
                                   Recapture Ceiling (as defined in subparagraph
                                   (C) or subparagraph (D) of section
                                   7702(f)(7), whichever applies, of the
                                   Internal Revenue Code of 1986 or any
                                   applicable successor provision) of zero.

                     Any Surrender Charge assessed will be allocated among the General Account and the Divisions of a Separate Account in the same proportion that the Split Dollar Partial Withdrawal was allocated among the General Account and the Divisions of a Separate Account.

The Issue Date and the effective date of this Endorsement and the Policy are the same.




V.P., GENERAL COUNSEL,
    AND SECRETARY

                                                     PRESIDENT AND CEO


                                     GENERAL
                                    AMERICAN
                             LIFE INSURANCE COMPANY
                           ST. LOUIS, MISSOURI 63166

                        SUPPLEMENTAL COVERAGE TERM RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page. A copy of the application for this Rider is attached to and made a part of the Rider.

FACE AMOUNT             The Face Amount of this Rider is shown on the Policy
                        Specifications page.

LIFE INSURANCE          This Rider provides non-convertible term life insurance
BENEFIT                 on the life of the Insured shown on the Policy
                        Specifications page. We will pay the Death Benefit of this Rider to the Beneficiary if the Insured dies while this Rider is in force.

                        The Death Benefit and Net Amount at Risk provisions in the Policy are modified so that where it states "Face Amount" it includes this Rider's Face Amount.

MONTHLY COST OF         The Monthly Cost of Insurance for the following month is
INSURANCE               charged as part of the Monthly Deduction and is included
                        in the Total Monthly Cost of Insurance. The Monthly Cost of Insurance is calculated as described in the Policy.
                        (See the Monthly Deduction and the Monthly Cost of
                        Insurance provisions in the Policy.)

MONTHLY COST OF         The Monthly Cost of Insurance Rate for this benefit is
INSURANCE RATES         based on the Insured's Attained Age, Risk Classification
                        and sex. Monthly Cost of Insurance Rates will be determined by us based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. These rates will not exceed those shown in the Table of Maximum Monthly Cost of Insurance Rates for the Supplemental Coverage Term
                        Rider.

MONTHLY                 An Administration and Issue Expense Charge for this
ADMINISTRATION          Rider will be charged as part of the Monthly Deduction.
AND ISSUE               The Monthly Administrative and Issue Expense Charge is
EXPENSE CHARGE          calculated as described in the Monthly Administrative
                        and Issue Expense Charge provision in the Policy; except that the provision is modified so that where it states
                        "initial Face Amount" it includes this Rider's Face
                        Amount.

DECREASES IN            You can request a decrease in this Rider's Face Amount
RIDER FACE              on any policy anniversary date. We must receive the
AMOUNT                  request in writing at our Home Office or any other
                        office designated by us no more than 25 days prior to the policy anniversary on which the decrease is to be effective. We may consent to a requested decrease in this Rider's Face Amount that is received more than 25 days prior to a policy anniversary. If we consent to such a decrease, the decrease will be effective on the monthly anniversary on or following our receipt of the written request.

                        Any requested decrease in the Rider's Face Amount must be at least the Minimum Face Amount Decrease as shown on the Policy Specifications page.

                        If you request a change in Death Benefit Option, this Rider's Face Amount may be decreased. (See the Change in Death Benefit Option provision in your Policy.)

                        If you request a partial withdrawal, this Rider's Face Amount may be decreased. (See the Partial Withdrawal provision in your Policy.)

TERMINATION             This Rider will terminate upon the earliest of:

                        1.   The lapse of the Policy;

                        2.   The surrender of the Policy;

                        3.   The Insured's date of death;

                        4. A decrease in Face Amount that causes this Rider's Face Amount to go to zero;

                        5.   Attained Age 100 of the Insured; and

                        6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same.



VP, GENERAL COUNSEL,                                 PRESIDENT AND CEO
   AND SECRETARY




                                     GENERAL
                                    AMERICAN
                             LIFE INSURANCE COMPANY
                           ST. LOUIS, MISSOURI 63166

                         TEMPORARY TERM INSURANCE RIDER


                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY


TERM                    We agree that the Policy and its riders will be in force
INSURANCE               as temporary term insurance from the Issue Date to the
BENEFIT                 Policy Date. During that period the amounts of insurance
                        under the Policy and its riders will be the same as the amounts on the Policy Date.

                        During the temporary term insurance period the Policy will have no cash or loan value.

                        This Rider is made a part of the Policy to which it is attached if the Rider is listed on the Policy Specifications page.

                        The premium for this Rider is due on the Issue Date in the amount shown on the Policy Specifications page.



      VP, GENERAL COUNSEL,                              PRESIDENT AND CEO
         AND SECRETARY




                                     GENERAL
                                    AMERICAN
                             LIFE INSURANCE COMPANY
                           ST. LOUIS, MISSOURI 63166

                     TERM INSURANCE ON COVERED INSURED RIDER

                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY


THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE ISSUE DATE OF THE RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.

FACE AMOUNT             The Face Amount for this Rider is the amount shown on
                        the Table of Maximum Monthly Cost of Rider Rates per
                        $1,000.

LIFE INSURANCE          If the Covered Insured dies while this Rider is in
BENEFIT                 force, the Face Amount of the Rider will be paid in one
                        sum to the Beneficiary of the Rider.

COVERED                 The Covered Insured is named in the application for this
INSURED                 Rider.

OWNER OF THIS           The Owner of this Rider is the Owner of the Policy and
RIDER                   cannot be changed.

MONTHLY COST            The Monthly Cost of Rider for the following month is
OF RIDER                charged as part of the Monthly Deduction. The Monthly
                        Cost of Rider is the Monthly Rate shown on the Table of Maximum Monthly Cost of Rider Rates per $1,000 times the
                        Face Amount of this Rider divided by 1,000.

MONTHLY COST            The Monthly Cost of Rider Rate for this benefit is based
OF RIDER RATES          on the Insured's Attained Age, Risk Classification and
                        sex. The rates for the Rider are set by us each year on the rider anniversary, based on our expectations as to future mortality, tax, interest earnings, expense and persistency experience. We will not adjust such rates as a means of recovering prior losses nor as a means of distributing prior profits. The rates for the Rider will never be more than the rates shown in the Table of Maximum Monthly Cost of Rider Rates per $1,000 for the
                        Term Insurance on Covered Insured Rider.

DECREASE IN             After the first policy year, the Face Amount of this
RIDER FACE              Rider can be decreased by sending us a written request;
AMOUNT                  but only if the Face Amount of the Rider after the
                        decrease is at least $50,000, except with our consent.
                        The decrease will become effective on the monthly anniversary on or following receipt of the request by us at our Home Office or any other office designated by us.
                        Upon a decrease, the new Face Amount will be shown on the Policy Specifications page for Policy Change.

REINSTATEMENT           If this Rider lapses, you may reinstate it within three
                        years after the date of lapse. The Rider cannot be reinstated, except with our consent, if more than three years have passed since the date of lapse. To reinstate, you must submit the following items:

                        1.  A written application for Reinstatement;

                        2. Proof satisfactory to us that the Covered Insured is insurable by our standards; and

                        3. Payment, while the Covered Insured is living, of a premium large enough to keep the Rider in force for at least three months.

                        Upon Reinstatement, we will deduct any Monthly Cost of Rider due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for Reinstatement. If the Insured is not alive, such approval is void and of no effect.

                        The reinstated rider will be in force from the date we approve the Reinstatement application.

LIMITATIONS ON          This Rider can be reinstated only if the Policy is also
REINSTATEMENT           reinstated or is in force. If only a portion of the
                        Policy coverage is reinstated then only a portion of the Rider coverage may also be reinstated.

CONVERSION              The Owner may, before the rider anniversary on which the
RIGHTS                  Covered Insured is Attained Age 65, or if later, prior
                        to the end of the fifth rider year, convert any portion of the insurance then in force under this Rider for a new policy:

                        1. If the Attained Age of the Covered Insured meets the issuing company's issue age requirements on the date of the conversion; and

                        2. If the issuing company's underwriting class requirements on the date of the conversion can be met.

                        Except with our consent, any Face Amount of the Rider that will remain after a conversion must be at least $50,000.

                        The new policy will be issued:

                        1.  On the life of the Covered Insured;

                        2.  Without proof of insurability;

                        3. With a Face Amount equal to the amount of term insurance being converted;

                        4. With the same underwriting class as this Rider, or the class we determine is closest to it if the class of this Rider is not offered on the new policy;

                        5.  With a current Policy Date;

                        6.  By us or by an affiliate designated by us;

                        7.  On a plan agreed to by the issuing company;

                        8. At the then current age of the Covered Insured as calculated by the issuing company for that plan of insurance;

                        9. Subject to payment of the first premium for the new policy;

                        10. On a policy form and at premium rates in use by the
                            issuing company on the Policy Date of the new policy; and

                        11. Subject to any assignments and limitations to which
                            this Rider is subject.

                        The conversion may be made only with our consent if:

                        1. The amount of term insurance you want to convert is less than the issuing company's published minimum limits of issue; or

                        2.  Any rider is to be attached to the new policy.

INCONTESTABILITY        The insurance issued under this Rider will not be
                        contestable after it has been in force during the life of the Covered Insured for two years from the Issue Date of the Rider.

SUICIDE                 If the Covered Insured dies by suicide, while sane or
EXCLUSION               insane, within two years from the Issue Date of this
                        Rider:

                        1.  The Face Amount will not be paid;

                        2.  The Rider will terminate; and

                        3. The Monthly Deductions paid for the Rider will be paid in one sum to the Beneficiary of the Rider.

MISSTATEMENT            If the age or sex of the Covered Insured has not been
OF AGE OR SEX           correctly stated in the application, the Death Benefit
OF COVERED              for this Rider will be corrected. The Death Benefit will
INSURED                 be that which the most recent Monthly Deduction for the
                        Rider would have purchased for the correct age or sex.


TERMINATION             This Rider will terminate upon the earliest of:

                        1. The conversion of the entire Face Amount of the Rider to a new policy;

                        2.  The lapse of the Policy;

                        3.  The surrender of the Policy;

                        4.  The Insured's date of death;

                        5. The Expiry Date shown for the Rider in the Table of Maximum Monthly Cost of Rider Rates per $1,000 for the Term Insurance on Covered Insured Rider; and

                        6. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.


The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below. The insurance provided by this Rider will be in force from the Issue Date of the Rider.


_________________
Issue Date



      VP, GENERAL COUNSEL,                         PRESIDENT AND CEO
         AND SECRETARY

                                     GENERAL
                                    AMERICAN
                             LIFE INSURANCE COMPANY
                           ST. LOUIS, MISSOURI 63166

                        WAIVER OF MONTHLY DEDUCTION RIDER


                ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.


WAIVER OF               We will waive the Monthly Deductions for this Policy if:
MONTHLY                 1.  You furnish us with written proof that the Insured
DEDUCTION                   is totally disabled, as defined in this Rider;
BENEFIT
                        2.  The Insured becomes disabled after age 5 and before
                            age 65;

                        3. Disability has continued without interruption for at least six months; and

                        4.  This Rider is in force.

                        Monthly Deductions for this Policy will be waived as follows:

                        Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. After that, we will continue to waive Monthly Deductions. However, the Insured must continue to be totally disabled.

                        Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will waive Monthly Deductions which were due during the six months of uninterrupted disability. We will continue to waive Monthly Deductions after that, but no later than age 65. However, the Insured must continue to be totally disabled.

DEFINITION OF           "Age 5," "Age 60," and "Age 65" begin on the policy
AGE 5, AGE 60,          anniversary nearest the Insured's 5th, 60th, and 65th
AND AGE 65              birthdays, respectively.

INCREASE IN             Coverage under this Rider can be increased, subject to
WAIVER COVERAGE         our underwriting rules, if the Face Amount of the Policy
                        is increased and if the Insured is not totally disabled.
                        The increase in waiver coverage is subject to:

                        1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                        2. Our limits for Waiver of Monthly Deduction benefits; and

                        3.  An increase in the Cost of Rider.

                        Application to increase the Face Amount of the Policy will also be deemed to be application to increase waiver coverage under this Rider, unless otherwise stated.

MONTHLY COST OF         The Monthly Cost of Rider for the following month is
RIDER                   charged as part of the Monthly Deduction.  The Monthly
                        Cost of Rider is the Monthly Cost of Rider Rate divided by 100 times the Policy's Monthly Deduction not including the cost of this Rider. The Monthly Cost of Rider Rate for this benefit is based on the Insured's
                        Attained Age.

TOTAL                   "Total Disability" means the inability of the Insured to
DISABILITY              perform the substantial and material duties of his or
                        her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                        However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                        If after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                        1.  The sight in both eyes;

                        2.  The use of both hands or both feet; or

                        3.  The use of one hand and one foot.

                        this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation


RECURRENT TOTAL         If, while the Policy and Rider are in force, the Insured
DISABILITY              becomes disabled again after having been totally
                        disabled before, the new disability will be considered a continuation of the previous period unless:

                        1.  It is due to an entirely different cause; or

                        2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT               We will not waive Monthly Deductions under this Rider if
ASSUMED                 disability results from war or any act of war while the
                        Insured is in the military, naval or air forces of any country at war. We will also not waive Monthly
                        Deductions if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces.
                        "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM         Before we waive any Monthly Deductions, we must receive
AND PROOF OF            the following at our Home Office or any other office
DISABILITY              designated by us:

                        1. Written notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                        2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                            a.    One year after age 65 of the Insured;

                            b.    Surrender of the Policy; and

                            c. One year from the due date of the first unpaid Monthly Deduction.

                        Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will any Monthly Deduction be waived or refunded if its due date was more than one year before we received notice of the claim.

                        We will require no further proof of disability and we will automatically waive all further Monthly Deductions if:

                        1.  The Insured is totally disabled at age 65; and

                        2. All Monthly Deductions for at least the five years preceding age 65 have been waived.


EXAMINATION OF          We have the right to have the Insured examined by our
THE INSURED AND         appointed examiner. Such exam will be at our expense.
PROOF OF
CONTINUED               We also have the right to require written proof of
DISABILITY              continuance of disability from the Insured at the
                        following times:

                        1.  After receipt of notice of claim;

                        2. At reasonable intervals within two years after we receive proof of total disability; and

                        3. Not more than once each year after the first two years.

                        We will not waive any further Monthly Deductions if the Insured refuses to be medically examined. Nor will we waive further Monthly Deductions if proof of continuance of disability is not furnished when we request it.


INCONTESTABILITY        We cannot contest this Rider after it has been in force
                        during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                        1. With respect to the original waiver coverage under this rider, for two years from the Issue Date of this Rider; and

                        2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in face amount under the Policy.

GENERAL                 If the Insured becomes totally disabled during the Grace
PROVISIONS              Period and becomes eligible for the Waiver of Monthly
                        Deduction Benefit, we will waive the Monthly Deductions that were due during the Grace Period.


TERMINATION             This Rider will terminate on the first of the following
                        events to occur:

                        1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                        2.  The date the Policy lapses;

                        3.  The date the Policy is surrendered;

                        4.  The date of death of the Insured;

                        5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                        6. The date a Waiver of Specified Premium Rider is added to the Policy to which this Rider is attached; and

                        7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.


The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.


_______________
Issue Date

    V.P., GENERAL COUNSEL,                             PRESIDENT AND CEO
        AND SECRETARY




                                     GENERAL
                                    AMERICAN
                             LIFE INSURANCE COMPANY
                           ST. LOUIS, MISSOURI 63166

                 TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                    PER $100


INSURED:             [JOHN DOE]
COVERAGE:            [WAIVER OF MONTHLY DEDUCTION RIDER]
POLICY NUMBER:       [16,000,001]


   ATTAINED                     ATTAINED                    ATTAINED
     AGE           RATE           AGE           RATE           AGE          RATE
      35           6.30
      36           6.80
      37           7.10
      38           7.60
      39           8.09
      40           8.51
      41           8.93
      42           9.77
      43           10.23
      44           10.93
      45           11.50
      46           12.00
      47           12.50
      48           13.00
      49           14.00
      50           14.50
      51           15.00
      52           16.28
      53           17.50
      54           18.00
      55           18.50
      56           19.43
      57           19.95
      58           20.33
      59           20.48
      60           6.20
      61           5.50
      62           4.75
      63           4.00
      64           3.00

                          WAIVER OF SPECIFIED PREMIUM RIDER


                  ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

THE WAITING PERIOD FOR INCONTESTABILITY IS DIFFERENT FROM THAT IN THE POLICY AND BEGINS ON THE ISSUE DATE OF THIS RIDER.

This Rider is subject to all applicable terms and provisions of the Policy, except as modified herein. This Rider is a part of the Policy if it is listed on the Policy Specifications page or on the Policy Specifications page for Policy Change. A copy of the application for this Rider is attached to and made part of the Rider.


WAIVER OF               We will credit to the Policy, as a premium payment, the
SPECIFIED               amount shown as the monthly premium waived on the Policy
PREMIUM BENEFIT         Specifications page if:

                        1. You furnish us with written proof that the Insured is totally disabled, as defined in this Rider;

                        2. The Insured becomes disabled after age 5 and before age 65;

                        3. Disability has continued without interruption for at least six months; and

                        4.  This Rider is in force.

                        The monthly premium waived will be credited as premium to the Policy as long as the Policy remains in force as follows:

                        Disability Beginning Before Age 60. If the Insured's disability begins before age 60, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the Insured must continue to be totally disabled.

                        Disability Beginning Between Ages 60 and 65. If the Insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived which were due during the six months of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the Insured must continue to be totally disabled.

                        The Policy to which this Rider is attached is intended to qualify as a life insurance contract under the Internal Revenue Code or any applicable successor provision or any interpretive regulation or rulings by the Internal Revenue Service. To that end, if you have selected the Guideline Premium Test for the Policy (See the Definition of Life Insurance provision of the Policy), premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any monthly premium waived that would disqualify the Policy will be paid to you in cash.

DEFINITION OF           "Age 5," "Age 60," and "Age 65" begin on the policy
AGE 5, AGE 60           anniversary nearest the Insured's 5th, 60th and 65th
AND AGE 65              birthdays, respectively.

INCREASE IN             Coverage under this Rider can be increased, subject to
                        our underwriting

WAIVER COVERAGE         rules, if the Face Amount of the Policy is increased
                        and if the Insured is not totally disabled. The increase in waiver coverage is subject to:

                        1. The terms for a requested increase in Face Amount as stated in the Change in Face Amount provision of the Policy;

                        2. Our limits for Waiver of Specified Premium benefits; and

                        3.  An increase in the Cost of Rider.

POLICY LAPSE            Crediting of the monthly premium waived to the Policy
                        does not guarantee that the Policy will remain in force.

MONTHLY COST OF         The Monthly Cost of Rider for the following month is
RIDER                   charged as part of the Monthly Deduction. The Monthly
                        Cost of Rider is calculated as (1) multiplied by (2) where:

                        1. Is the Monthly Cost of Rider Rate for this Rider divided by 100; and

                        2.  Is the monthly premium waived.

                        The Monthly Cost of Rider Rate for this benefit is based on the Insured's Attained Age.

TOTAL DISABILITY        "Total Disability" means the inability of the Insured to
                        perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an accidental bodily injury or a sickness. The injury or sickness must first manifest itself after the Issue Date of this Rider.

                        However, after this period of disability has continued for 60 months, the Insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

                        If, after this Rider becomes effective, the Insured suffers the total and irrecoverable loss of:

                        1.  The sight in both eyes;

                        2.  The use of both hands or both feet; or

                        3.  The use of one hand and one foot.

                        this will be considered total disability as defined in this Rider. Upon such a loss the Insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL         If, while the Policy and this Rider are in force, the
DISABILITY              Insured becomes disabled again after having been totally
                        disabled before, the new disability will be considered a continuation of the previous period unless:

                        1.  It is due to an entirely different cause; or

                        2. The Insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of six months or more between such periods of total disability.

RISKS NOT               We will not credit the monthly premium waived under this
ASSUMED                 Rider to the Policy if disability results from war or
                        any act of war while the Insured is in the military, naval or air forces of any country at war. We will also not credit the monthly premium waived if the Insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

NOTICE OF CLAIM         Before we credit any monthly premium waived to the
AND PROOF OF            Policy, we must receive the following at our Home Office
DISABILITY              or any other office designated by us:

                        1. Written notice of claim for this benefit during the lifetime of the Insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this Rider terminates; and

                        2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

                            a.    One year after age 65 of the Insured;

                            b.    Surrender of the Policy; and

                            c. One year from the due date of the first unpaid Monthly Deduction.

                        Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of the claim.

                        We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

                        1.  The Insured is totally disabled at age 65; and

                        2. All monthly premiums waived for at least the five years preceding age 65 have been credited.

EXAMINATION OF          We have the right to have the Insured examined by our
THE INSURED AND         appointed examiner. Such exam will be at our expense. We
PROOF OF                also have the right to require written proof of
CONTINUED               continuance of disability from the Insured at the
DISABILITY              following times:

                        1.  After receipt of notice of claim;

                        2. At reasonable intervals within two years after we receive proof of total disability; and

                        3. Not more than once each year after the first two years.

                        We will not credit to the Policy any further monthly premiums waived if the Insured refuses to be medically examined. Nor will we credit to the Policy further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY        We cannot contest this Rider after it has been in force
                        during the lifetime of the Insured, excluding any period the Insured is totally disabled:

                        1. With respect to the original waiver coverage under this Rider, for two years from the Issue Date of this Rider; and

                        2. With respect to each increase in waiver coverage under this Rider, for two years from the effective date of each increase in Face Amount under the Policy.

GENERAL                 If the Insured becomes totally disabled during the Grace
PROVISIONS              Period and becomes eligible for the Waiver of Specified
                        Premium Benefit, we will credit to the Policy any monthly premiums waived during the Grace Period.

TERMINATION             This Rider will terminate on the first of the following
                        events to occur:

                        1. Attained Age 65 of the Insured. This will be without prejudice to any benefits granted for total disability occurring before age 65;

                        2.  The date the Policy lapses;

                        3.  The date the Policy is surrendered;

                        4.  The date of death of the Insured;

                        5. The date of an increase in Face Amount of the Policy which does not qualify for an increase in coverage under this Rider;

                        6. The date a Waiver of Monthly Deduction Rider is added to the Policy to which this Rider is attached; and

                        7. The monthly anniversary on or following receipt by us at our Home Office or any other office designated by us of your written request to terminate this Rider. We may require the Policy for endorsement.

The Issue Date and effective date of this Rider and the Policy are the same unless another Issue Date is shown below.



__________________
Issue Date




    V.P., GENERAL COUNSEL,
         AND SECRETARY


                                                PRESIDENT AND CEO




                                    GENERAL
                                    AMERICAN

                             LIFE INSURANCE COMPANY
                           ST. LOUIS, MISSOURI 63166

                  TABLE OF MAXIMUM MONTHLY COST OF RIDER RATES
                                    PER $100


INSURED:             [JOHN DOE]
COVERAGE:            [WAIVER OF SPECIFIED PREMIUM RIDER]
POLICY NUMBER:       [16,000,001]


   ATTAINED                     ATTAINED                    ATTAINED
     AGE           RATE           AGE           RATE           AGE          RATE
      35           3.00
      36           3.25
      37           3.25
      38           3.25
      39           3.25
      40           3.25
      41           3.25
      42           3.25
      43           3.40
      44           3.60
      45           3.80
      46           4.00
      47           4.25
      48           4.50
      49           5.00
      50           5.25
      51           5.50
      52           6.00
      53           6.50
      54           6.75
      55           7.00
      56           7.00
      57           7.25
      58           7.00
      59           6.25
      60           5.25
      61           4.75
      62           4.00
      63           3.25
      64           2.00